UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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HAMMONDS INDUSTRIES, INC.

 (Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT

OF
HAMMONDS INDUSTRIES, INC.
601 Cien Street, Suite 235, Kemah, TX  77565
Telephone (281) 334-9479

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about February __, 2010,  to the stockholders of record as of the close of business on December 31, 2009 (the “Record Date”) of the common stock (“Common Stock”) of Hammonds Industries, Inc. (the "Company"). At the Record Date there were a total of 26,419,963 shares, representing 52.5% shares of Common Stock, par value $0.0001, issued and outstanding, having one vote per share.

The Company's Board has approved, and stockholders owning 26,419,963 shares, representing 52.5% of the 50,313,257 issued and outstanding shares of Common Stock of the Company as of December 31, 2009, have consented in writing to the actions described below. Such approval and consent constitute the approval and consent of a majority of the total number of outstanding shares of Common Stock and are sufficient under NRS Section 78.320 of the Revised Nevada Statutes and the Company’s by-laws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders of record to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, as well as the requirements of NRS Section 78.370 of the Revised Nevada Statutes.

ACTIONS BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will only deliver one Information Statement to multiple security holders sharing an address unless it has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

HAMMONDS INDUSTRIES, INC.
601 Cien Street, Suite 235, Kemah, TX 77565
Telephone (281) 334-9479
Attn: Rebekah Laird-Ruthstrom

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s by-laws and NRS Section 78.320 of the Revised Nevada Statutes, a vote by the holders of at least a majority of the Company’s issued and outstanding shares of Common Stock are required to effect the action described herein. The Company’s articles of incorporation do not authorize cumulative voting. As of the Record Date, the Company had 50,313,257 shares of Common Stock issued and outstanding, of which the consent of holders of at least 25,156,629 shares are required to approve any action to be taken. The consenting stockholders are the record and beneficial owners of 26,419,963 shares, representing 52.5% of the Company's Common Stock as of the Record Date. Pursuant to NRS Section 78.320 of the Revised Nevada Statutes, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated December 31, 2009, attached hereto as Exhibit A. No consideration was paid for these consents. The consenting stockholders' names, affiliations with the Company, and their beneficial holdings are as follows:

Name	Affiliation	Voting Shares Beneficially Held	Percentage
Carl Hammonds	(Former) CEO and Chairman	17,000,000	34%
John W. Stump, III	Former Director	107,000	*
Richard Richardson	Former V-P and Director	20,000	*
American International Industries, Inc.	Shareholder	6,733,631	13%
Daniel Dror II Trust of 1998	Shareholder	439,662	1%
Sherry Couturier	Shareholder	385,790	1%
Alameda Corporation	Shareholder	1,658,880	3%
Rebekah Laird-Ruthstrom	Shareholder	75,000	*
Total		26,419,963	52.5%

* Less than 1%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

American International Industries, Inc. (“American”), owner of 6,733,631 shares of Common Stock representing 13% of the issued and outstanding shares, is the owner of 51% of the stock of Delta Seaboard Well Service, Inc. (“Delta”). Pursuant to this Information Statement, American has consented to Action II below, which authorizes the reverse merger of Delta into a wholly-owned subsidiary of the Company. Following the reverse split, authorized in Action I below, American will be issued 22,186,657 restricted shares of the Company’s Common Stock in consideration for American’s 51% equity interest in Delta.

DISSENTERS’ RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2009, certain information regarding the ownership of the Company’s Common Stock by the Company's directors and officers and each person who is known to the Company to be a beneficial owner of more than 5% of the Company’s shares of Common Stock. Unless otherwise indicated below, to the Company’s knowledge, all persons listed below have sole voting and investing power with respect to their shares, except to the extent authority is shared by spouses under applicable community property laws. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
Carl Hammonds	17,000,000	34%
7538 Pine Hollow Drive
Humble, TX 77396
American International Industries, Inc.	6,733,631	13%
601 Cien Street, Suite 235
Kemah, TX 77565
Vision Opportunity Master Fund LTD	4,070,400	8%
20 West 55th Street, 5th Floor
New York, NY 10019
All Directors and Officers as a Group (__persons)
(1) Applicable percentage ownership is based on a total of 50,313,257 shares of Common Stock outstanding as of December 31, 2009.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of the Company's board of directors (the "Board") and the written consent of the consenting stockholders as set forth in Exhibit A:

ACTION I
REVERSE STOCK SPLIT

MATERIAL TERMS AND EFFECTS OF THE REVERSE SPLIT
The Board has unanimously adopted and the consenting stockholders have approved a resolution, attached as Exhibit A hereto, to effect a one-for-ten (1:10) reverse stock split (the "Reverse Split") of the Common Stock of Hammonds Industries, Inc. The resulting share ownership interest, including resulting fractional shares for each individual shareholder shall be rounded up to the next whole integer in such a manner that every shareholder shall own at least 1 share as a result of the Reverse Split.

The Board and the consenting stockholders, Carl Hammonds, John W. Stump, III, Richard Richardson, American International Industries, Inc, Daniel Dror Trust of 1998, Sherry Couturier, Alameda Corporation and Rebekah Laird-Ruthstrom (collectively, the “Consenting Stockholders”) believe that the Reverse Split is in the Company's best interests, principally because it will enable the Company to issue additional shares in connection with the reverse merger of Delta Seaboard Well Service, Inc. (“Delta”) into a newly-formed wholly-owned subsidiary of the Company (“Reverse Merger”). At present, Delta is a 51% owned subsidiary of American International Industries, Inc. (“American”). As a result of the Reverse Merger, the Company will become an operating company engaged in Delta’s business of well site services, providing a broad range of products and services that are used by oil companies and independent oil and natural gas companies operating in South and East Texas, and the Gulf Coast market.

In connection with the Reverse Merger of Delta into a wholly-owned subsidiary of the Company, the Company intends to issue shares of Common Stock to the present stockholders of Delta as follows: (i) 22,186,572 post-Reverse Split shares in consideration for American’s 51% equity ownership of Delta, and 10,000,000 post-Reverse Split shares in consideration for American converting $872,352.61 in principal and accrued interest of debt payable by the Company to American; and (ii) a total of 21,316,510 shares to Robert W. Derrick, Jr., Delta’s president and a director of American and Ron Burleigh, Delta’s vice president, in consideration for their 49% equity ownership of Delta, and 9,607,843 post-Reverse Split shares in consideration for extending their employment agreements for five years in addition to the balance of their current employment agreements. Following the Reverse Split and Reverse Merger, American will own 32,859,935 shares of Common Stock, representing 48.2% of the Company’s total outstanding shares and Messrs. Derrick and Burleigh, will own 30,924,353 shares of Common Stock, representing 45.4% of the Company’s total outstanding shares. All other stockholders of the Company will own 4,357,962 shares of Common Stock, representing 6.4% of the Company’s total 68,142,250 outstanding shares.

Stockholders should note that, after the reverse split, the number of our authorized shares of the Company will remain unchanged, while the number of issued and outstanding shares of the Company will be reduced by the factor of the reverse, one for ten (1:10) shares. It is important to realize that the issuance of additional shares of the Company, in addition to the issuances set forth above, shall be in the discretion of the Company’s Board, in their best business judgment, and our stockholders will have no right to vote on future issuances of shares except in the event of a merger under Nevada law. This means that, effectively, our stockholders will have no ability or capacity to prevent dilution in the event of the issuance of substantial amounts of additional shares, whether for consideration that could be considerably less than what our existing stockholders paid for their shares, or otherwise. Other than in connection of the Reverse Merger with Delta, the Company has no plans to issue any newly available shares.

The issuance of the shares of Common Stock in connection with the Reverse Mergers will result in the following:
1. Dilution to our existing stockholders shall occur due to the issuance of the above-referenced additional shares. The percentage ownership of the Company by the existing non-affiliate and non-consenting stockholders will be diluted from approximately 51% at present, to approximately 6.4%.
2. Control of the Company by current stockholders shall change in connection with the Reverse Merger;
3. The Board will be dominated by new large stockholders following the Reverse Merger; and
4. The Company’s business and operations will change following the Reverse Merger with Delta.

The immediate effect of the Reverse Split and the issuance of post-Reverse Split shares in connection with the Reverse Merger, the total number of issued and outstanding shares of Common Stock will increase from 50,313,257 shares issued and outstanding at December 31, 2009 to approximately 68,142,250 shares. The Company's authorized number of shares of Common Stock, 195,000,000 shares, par value $0.0001, and the authorized number of Preferred Stock, 5,000,000 shares, par value $0.0001, will remain the same after the Reverse Split.

The Reverse Split is expected to become effective on or about February 28, 2010 (the "Effective Date"), or a soon thereafter as practicable, without any action on the part of the holders of the Company’s Common Stock and without regard to current certificates representing shares of the Company's Common Stock being physically surrendered for certificates representing the number of shares of the Company’s Common Stock each stockholder is entitled to receive as a result of the Reverse Split.

No fractional shares will be issued in connection with the Reverse Split. Any fractional shares will be rounded up to the next whole integer in such a manner that every shareholder shall own at least 1 share as a result of the Reverse Split. The board resolution and stockholders' consents granting the authority to effect a one-for-ten (1:10) reverse stock split of the Common Stock of the Company is attached hereto as Exhibit A.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the shares of Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code.

Holders of Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Split in light of their personal circumstances and the consequences under state, local and foreign tax laws. The Reverse Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code. No gain or loss will be recognized by the Company in connection with the Reverse Split. No gain or loss will be recognized by a stockholder who exchanges all of his shares of pre-reverse Common Stock solely for shares of post-reverse Common Stock. The aggregate basis of the shares of the Common Stock to be received in the Reverse Split will be the same as the aggregate basis of the shares of Common Stock surrendered in exchange therefore. The holding period of the shares of Common Stock to be received in the Reverse Split will include the holding period of the shares of Common Stock surrendered in exchange therefor.

The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF THE COMPANY’S COMMON STOCK AND PREFERRED STOCK IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

ACTION II
AUTHORITY TO ENTER INTO A REVERSE MERGER TRANSACTION

The Board, having determined that it was in the best interests of the Company and its stockholders that the Company enter into a business combination so that it may become an operating company, has unanimously adopted and the consenting stockholders has approved a resolution, attached as Exhibit A hereto, to authorize the Company to enter into a Reverse Merger with Delta Seaboard Well Service, Inc. Delta has been in the oil and gas business for more than 35 years, engaged in the sale of oil field pipe, tubular, well-completion work and provides work-over services for existing oil and gas wells.

The material terms of the Reverse Merger Agreement, a copy of which is attached hereto as Exhibit B, provide as follows:
(i)   Delta will be merged into a wholly-owned subsidiary of the Company;
(ii)  The Company’s name will be changed from Hammonds Industries, Inc. to Delta Seaboard International, Inc.
(iii) American will be issued 22,186,572 post-Reverse Split shares of Common Stock in consideration for its 51% interest in Delta and 10,000,000 post-Reverse Split shares of Common Stock in consideration for the conversion of the principal and interest on debt payable by the Company to American in the amount of $872,352.31; and
(iv) Messrs. Derrick and Burleigh, Delta’s minority stockholders, will be issued 21,316,510 post-Reverse Split shares of Common Stock in consideration for their 49% interest in Delta and 9,607,843 post-Reverse Split shares in consideration for the five (5) year extension of their employment agreements.

The closing of the Reverse Merger Agreement will occur following: (i) the Company becoming current in its reporting obligations under the filing Securities Exchange Act of 1934 (the “Exchange Act”); (ii) the filing with the SEC of the Definitive Schedule 14C Information Statement reflecting stockholder approve of the above-referenced one-for-ten (1:10) Reverse Split and Reverse Merger; and (iii) compliance with the regulatory protocol of FINRA. It is the Company’s intention to file the past due Exchange Act reports during the second week in February 2010.

ACTION III
ELECTION OF NEW BOARD OF DIRECTORS

INFORMATION REGARDING DIRECTORS

The following describes the age, positions, principal occupation and business experience during the past four years, and other directorships of our directors and officers. All nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected, until the annual meeting of shareholders to be held in 2010 and until his successor is duly elected and qualified.

Daniel Dror	69	Chief Executive Officer, President, and Chairman
Daniel Dror has served as Chairman of the Board and Chief Executive Officer of American International Industries, Inc. (American) since September 1997.  Mr. Dror served as Chairman of the Board and Chief Executive Officer of Hammonds Industries, Inc., a public company and formerly a subsidiary of American from June 2007 until December 31, 2008.  From 1994 to 1997, Mr. Dror served as Chairman of the Board and Chief Executive Officer of Microtel International, Inc., a public company. From 1982 until 1993, Mr. Dror served as Chairman of the Board and Chief Executive Officer of Kleer-Vu Industries, Inc., a public company.

Robert W. Derrick, Jr.	49	Director and President of Delta Seaboard Well Service, Inc.
Robert W. Derrick, Jr. was appointed to the Board of Directors and as President of the Company on December 31, 2009. Since February 19, 2004, Mr. Derrick has served as a Director of American. Mr. Derrick has served as President of Delta since September 2002 and was Delta's Vice President from December 1989 until September 2002.

Ron Burleigh	49	Director and Vice-President
Ron Burleigh was appointed to the Board of Directors of the Company on December 31, 2009. Mr. Burleigh has served as a Director of Delta since September 2002 and was Delta's Vice-President from December 1989 to the present.

Steven M. Plumb	50	Director
Steven M. Plumb, a CPA licensed in Texas, is a financial manager and senior executive experienced in operations, finance and marketing. Mr. Plumb is the president of Clear Financial Solutions, Inc. a business consulting firm that assists public and private companies with financing, operations improvement, outsourced CFO services, SEC reporting, mergers and acquisitions, and financial analysis. Mr. Plumb has served as the CFO of several public companies, including Striker Oil & Gas, Inc., Hyperdynamics Corp., Oncolin Therapeutics, Inc., Bluegate Corp., and Adventrx Pharmaceuticals. Prior to starting his own consulting firm, Mr. Plumb served as the Chief Financial Officer of DePelchin Children's Center, and as controller of Memorial City Rehabilitation Hospital in Houston, Texas. Mr. Plumb is a former auditor and consultant with KPMG. Mr. Plumb earned his BBA degree in accounting from the University of Texas at Austin.

Sherry L. Couturier	49	Director, Chief Financial Officer, and Vice-President
Sherry L. Couturier has served as Chief Financial Officer of American since June 1, 2007, and has been with American since August 1, 2006.  She served as Chief Financial Officer of Hammonds from June 2007 until December 31, 2008. Ms. Couturier graduated with a B.S. in Accounting from the University of Alabama and has been a Certified Public Accountant since 1986. She has held positions in both public and industry accounting. Prior to joining American, Sherry worked for El Paso Corporation for 14 years as a supervisor for various accounting departments and as a training and development consultant.